EXHIBIT 99.2
VALERO ENERGY PARTNERS LP
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Set forth on the following pages are the unaudited pro forma consolidated balance sheet as of March 31, 2014 and the unaudited pro forma consolidated statements of income for the three months ended March 31, 2014 and the years ended December 31, 2013, 2012, and 2011 (together with the notes to the unaudited pro forma consolidated financial statements, the “pro forma financial statements”), of Valero Energy Partners LP. Unless otherwise stated or the context otherwise indicates, all references to “Valero Energy Partners,” “the Partnership,” “us,” “our,” “we,” or similar expressions for time periods prior to the initial public offering (the Offering) of common units of Valero Energy Partners LP on December 16, 2013, refer to Valero Energy Partners LP Predecessor, “our Predecessor” for accounting purposes. For time periods subsequent to the Offering, these terms refer to Valero Energy Partners LP, one or more of its consolidated subsidiaries, or all of them taken as a whole. The pro forma financial statements have been prepared based on the consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and our Annual Report on Form 10-K for the year ended December 31, 2013 with certain pro forma adjustments made to those financial statements as further discussed below. The pro forma financial statements should be read in conjunction with such historical consolidated financial statements, including the related financial statement notes.

Effective July 1, 2014, the Partnership entered into a Purchase and Sale Agreement (the Purchase Agreement) with certain subsidiaries of Valero Energy Corporation (Valero) to acquire the Texas Crude Systems Business (the Acquired Assets) from Valero (the Acquisition) for total cash consideration of $154.0 million. In connection with the Acquisition, the Partnership entered into various commercial agreements with Valero that are considered operating leases for accounting purposes and an amended and restated omnibus agreement with Valero. In addition, our general partner entered into an amended services and secondment agreement with Valero.
The Texas Crude Systems Business is engaged in the business of transporting, terminaling, and storing crude oil and refined petroleum products through various pipeline and terminal systems. The Texas Crude Systems Business consists of:

•
McKee Crude System. The McKee Crude System is a crude oil system that supports Valero’s McKee refinery located in Sunray, Texas. The system has a throughput capacity of 72,000 barrels per day and consists of more than 200 miles of pipelines, 20 crude oil truck unloading sites with lease automatic custody transfer units, and approximately 240,000 barrels of storage capacity.

•
Three Rivers Crude System. The Three Rivers Crude System, located in the Eagle Ford shale region in South Texas, consists of 11 crude oil truck unloading sites with lease automatic custody transfer units and a 1-mile, 12-inch pipeline with a capacity of 110,000 barrels per day. The system delivers crude oil received from the truck unloading sites and pipeline connections to tanks at Valero’s Three Rivers refinery. The system also receives locally produced crude oil via connections to the Harvest Arrowhead pipeline system and the Plains Gardendale pipeline for processing at the Three Rivers refinery or for shipment through third-party pipelines to Valero’s two refineries in Corpus Christi, Texas.

•
Wynnewood Products System. The Wynnewood Products System is the primary distribution outlet for Valero’s Ardmore Refinery in Ardmore, Oklahoma. The Wynnewood Products System consists of a 30‑mile, 12-inch refined petroleum products pipeline with 90,000 barrels per day of capacity and two tanks with a total of 180,000 barrels of storage capacity. The system connects Valero’s Ardmore refinery to the Magellan refined products pipeline system.
The Partnership owns and operates all of the Acquired Assets and receives fees for services commencing on July 1, 2014. Pursuant to the terms of the amended services and secondment agreement, the Partnership reimburses Valero for the costs (including wages and benefits) of certain personnel seconded to our general partner to provide certain operational services to us in support of our pipeline, terminaling, and storage facilities, including the Acquired Assets. Pursuant to the terms of the amended and restated omnibus agreement, the operational and administrative support fee owed by us to Valero increased from $7.9 million to $9.3 million annually as of July 1, 2014 for additional services provided in connection with the Acquired Assets.

The assets and liabilities acquired are recorded at historical cost as the Acquisition is considered to be a reorganization of entities under common control. The pro forma adjustments are based on currently available information and certain estimates and assumptions; therefore, actual adjustments may differ from the pro forma adjustments. However, our management believes the assumptions are reasonable for presenting the significant effects of the transactions and that the pro forma adjustments give appropriate effect to those assumptions, are factually supportable, and are properly applied in the pro forma financial statements.

The pro forma adjustments have been prepared as if the transactions to be effected at the Acquisition had taken place on March 31, 2014, in the case of the unaudited pro forma consolidated balance sheet, and as of January 1, 2013, in the case of the unaudited pro forma consolidated statements of income for the three months ended March 31, 2014 and the year ended December 31, 2013. Pro forma adjustments were not applied to the unaudited pro forma consolidated statements of income for the years ended December 31, 2012 and 2011, as the presentation of pro forma transactions cannot meaningfully or accurately depict what operating results would have been had the Acquisition occurred at a date earlier than January 1, 2013.

The pro forma financial statements give pro forma effect to the matters described in the accompanying notes, including:

•	the acquisition of the Texas Crude Systems Business from Valero for total cash consideration of $154.0 million;

•
our entry into certain commercial agreements with Valero, and the recognition of transportation, terminaling, and storage revenue under those agreements for the volumes transported and stored by the Acquired Assets during the periods presented at historical rates;

•	our entry into an amended and restated omnibus agreement with Valero;

•	our general partner’s entry into an amended services and secondment agreement with Valero;

•
the payment of insurance premiums in excess of those allocated by Valero in the Acquired Assets’ consolidated financial statements for business interruption, property, and third-party liability insurance coverage; and

•	the increase in the tax basis for certain acquired assets which results in a reduced deferred tax liability and income tax expense.

The pro forma financial statements may not be indicative of the results that actually would have occurred if the Acquisition had occurred on the dates indicated, or the results that will be obtained in the future.

VALERO ENERGY PARTNERS LP
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
March 31, 2014
(In Thousands)

	Historical	Acquired Assets	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$383,859	$—	$(154,308)	(a)	$229,551
Receivables from related party	7,008	—	—		7,008
Prepaid expenses and other	398	—	—		398
Total current assets	391,265	—	(154,308)		236,957
Property and equipment, at cost	377,677	93,102	—		470,779
Accumulated depreciation	(106,253)	(12,475)	—		(118,728)
Property and equipment, net	271,424	80,627	—		352,051
Deferred charges and other assets, net	1,632	—	—		1,632
Total assets	$664,321	$80,627	$(154,308)		$590,640
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Current portion of capital lease obligations	$1,084	$—	$—		$1,084
Accounts payable	7,535	—	—		7,535
Accrued liabilities	518	—	—		518
Taxes other than income taxes	349	—	—		349
Deferred revenue from related party	748	—	—		748
Total current liabilities	10,234	—	—		10,234
Capital lease obligations, net of current portion	2,704	—	—		2,704
Deferred income taxes	822	163	(91)	(b)	894
Other long-term liabilities	651	377	—		1,028
Total liabilities	14,411	540	(91)		14,860
Partners’ capital:
Common unitholders – public (17,255,208 units issued and outstanding)	372,276	—	(91)	(c)	372,185
Common unitholder – Valero (11,539,989 units issued and outstanding)	77,629	—	(20,586)	(c)	57,043
Subordinated unitholder – Valero (28,789,989 units issued and outstanding)	193,672	—	(51,357)	(c)	142,315
General partner – Valero (1,175,102 units issued and outstanding)	6,333	—	(2,096)	(c)	4,237
Net investment	—	80,087	(80,087)	(d)	—
Total partners’ capital	649,910	80,087	(154,217)		575,780
Total liabilities and partners’ capital	$664,321	$80,627	$(154,308)		$590,640
See Notes to Unaudited Pro Forma Consolidated Financial Statements.

VALERO ENERGY PARTNERS LP
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
THREE MONTHS ENDED MARCH 31, 2014
(In Thousands)
(Unaudited)

	Historical	Acquired Assets	Pro Forma Adjustments		Pro Forma
Operating revenues – related party	$21,531	$7,958	$(529)	(e)	$28,960
Costs and expenses:
Operating expenses	5,726	1,902	171	(f)	7,799
General and administrative expenses	2,595	437	(109)	(g)	2,923
Depreciation expense	3,058	843	—		3,901
Total costs and expenses	11,379	3,182	62		14,623
Operating income	10,152	4,776	(591)		14,337
Other income, net	648	18	—		666
Interest expense	(228)	—	—		(228)
Income before income taxes	10,572	4,794	(591)		14,775
Income tax expense	90	67	(29)	(b)	128
Net income	10,482	4,727	(562)		14,647
Less: General partner’s interest in net income	210	95	(12)		293
Limited partners’ interest in net income	$10,272	$4,632	$(550)		$14,354

Net income per limited partner unit (basic and diluted):
Common units	$0.18				$0.25	(h)
Subordinated units	$0.18				$0.25	(h)

Weighted-average limited partner units outstanding:
Common units – public (basic)	17,250				17,250
Common units – public (diluted)	17,252				17,252
Common units – Valero (basic and diluted)	11,540				11,540
Subordinated units – Valero (basic and diluted)	28,790				28,790
See Notes to Unaudited Pro Forma Consolidated Financial Statements.

VALERO ENERGY PARTNERS LP
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2013
(In Thousands)

	Historical	Acquired Assets	Pro Forma Adjustments		Pro Forma
	(Audited)	(Audited)
Operating revenues – related party	$94,529	$30,456	$(335)	(e)	$124,650
Costs and expenses:
Operating expenses	24,751	7,454	683	(f)	32,888
General and administrative expenses	5,478	1,717	(404)	(g)	6,791
Depreciation expense	13,073	3,183	—		16,256
Total costs and expenses	43,302	12,354	279		55,935
Operating income	51,227	18,102	(614)		68,715
Other income, net	309	—	—		309
Interest expense	(198)	—	—		(198)
Income before income taxes	51,338	18,102	(614)		68,826
Income tax expense	1,187	247	(31)	(b)	1,403
Net income	50,151	17,855	(583)		67,423
Less: Net income attributable to Predecessor	48,110	16,975	—		65,085
Net income attributable to partners	2,041	880	(583)		2,338
Less: General partner’s interest in net income	41	17	(11)		47
Limited partners’ interest in net income	$2,000	$863	$(572)		$2,291

Net income per limited partner unit (basic and diluted):
Common units	$0.03				$0.04	(h)
Subordinated units	$0.03				$0.04	(h)

Weighted-average limited partner units outstanding (basic and diluted):
Common units – public	17,250				17,250
Common units – Valero	11,540				11,540
Subordinated units – Valero	28,790				28,790
See Notes to Unaudited Pro Forma Consolidated Financial Statements.

VALERO ENERGY PARTNERS LP
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2012
(In Thousands)

	Historical	Acquired Assets	Pro Forma
	(Audited)	(Unaudited)
Operating revenues – related party	$86,804	$28,605	$115,409
Operating revenues – third party	—	480	480
Total revenues	86,804	29,085	115,889
Costs and expenses:
Operating expenses	26,249	8,225	34,474
General and administrative expenses	5,016	1,530	6,546
Depreciation expense	12,881	3,669	16,550
Total costs and expenses	44,146	13,424	57,570
Operating income	42,658	15,661	58,319
Other income, net	337	—	337
Interest expense	(307)	—	(307)
Income before income taxes	42,688	15,661	58,349
Income tax expense	403	149	552
Net income	$42,285	$15,512	$57,797

See Notes to Unaudited Pro Forma Consolidated Financial Statements.

VALERO ENERGY PARTNERS LP
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2011
(In Thousands)

	Historical	Acquired Assets	Pro Forma
	(Audited)	(Unaudited)
Operating revenues – related party	$73,136	$17,797	$90,933
Costs and expenses:
Operating expenses	26,373	6,622	32,995
General and administrative expenses	4,351	1,315	5,666
Depreciation expense	15,978	2,134	18,112
Total costs and expenses	46,702	10,071	56,773
Operating income	26,434	7,726	34,160
Other income, net	142	—	142
Interest expense	(429)	—	(429)
Income before income taxes	26,147	7,726	33,873
Income tax expense	311	73	384
Net income	$25,836	$7,653	$33,489

See Notes to Unaudited Pro Forma Consolidated Financial Statements.

VALERO ENERGY PARTNERS LP
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(a)	This adjustment reflects the following decreases to cash:

•	payment of $154.0 million for the Acquired Assets.

•	Payment of estimated transaction costs of $308,000 associated with the Acquisition, including legal services and consulting services.

(b)	These adjustments reflect the entry to account for the increase in the tax basis for the Acquired Assets, which results in a reduced deferred tax liability and income tax expense.

(c)	This adjustment reflects the following increases and decreases to partners’ capital:

•	Increases to partners’ capital: the elimination of Valero’s net investment in the Acquired Assets and its reclassification to partners’ capital and the increase in tax basis for the Acquired Assets.

•
Decreases to partners’ capital: payment of total consideration for the Acquired Assets of $154.0 million and estimated expenses and costs of the Acquisition of $308,000, including legal services and transaction consulting services

(d)	This adjustment reflects the elimination of Valero’s net investment in the Acquired Assets, and its reclassification to partners’ capital.

(e)
This adjustment reflects revenues associated with the execution of commercial agreements with Valero. Transportation, terminaling, and storage revenues were calculated using the tariff rates and fees in the commercial agreements to be entered into with Valero at the time of the Acquisition, which in some instances are lower than historical tariff rates. Volumes used were historical volumes transported on pipelines, terminaled, or stored in facilities included in the Acquired Assets’ combined financial statements.

(f)
This adjustment reflects $171,000 for the three months ended March 31, 2014 and $683,000 for the year ended December 31, 2013 for insurance premiums in excess of those allocated by Valero in the Acquired Assets’ combined financial statements for business interruption, property, and third-party liability insurance coverage. The insurance premiums that we will incur are based on quotes from a Valero captive insurance company from which we will obtain insurance coverage.

(g)
This adjustment reflects a net reduction to general and administrative expenses for the pro rata impact of the annual administrative fee payable by the Partnership to Valero. The annual administrative fee increased from $7.9 million to $9.3 million as of July 1, 2014, for the management of our day-to-day operations after the closing of the Acquisition under the amended and restated omnibus agreement. However, the pro rata impact of the administrative fee increase is less than the administrative expenses allocated to the Acquired Assets by Valero resulting in a net reduction to general and administrative expenses.

VALERO ENERGY PARTNERS LP
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(h)
We compute net income per unit using the two-class method. Net income available to common and subordinated unitholders for purposes of the basic income per unit computation is allocated between the common and subordinated unitholders by applying the provisions of the partnership agreement as if all net income for the period had been distributed as cash. Under the two-class method, any excess of distributions declared over net income shall be allocated to the partners based on their respective sharing of income specified in the partnership agreement. For purposes of the pro forma calculation, we have assumed that distributions were declared for each common and subordinated unit equal to the minimum quarterly distribution for each quarter during 2013 and the first three months of 2014. Pro forma basic net income per unit is determined by dividing the pro forma net income available to common and subordinated unitholders of the Partnership by the number of common and subordinated units outstanding for the periods presented.

Pursuant to the partnership agreement, the general partner is entitled to receive certain incentive distributions that, when applying the provisions of the partnership agreement as if all net income for the period had been distributed as cash, will result in less net income allocable to common and subordinated unitholders provided that the net income exceeds certain targets. The incentive distribution rights are a separate equity interest and represent participating securities. No cash distributions would have been declared on the incentive distribution rights during the periods, based upon the assumption that distributions were declared equal to the minimum quarterly distribution.